090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130020979-33
	Filing Date and Time: 01/16/2013 8:15 AM
	Entity Number: C456-2001

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bazi International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation of Bazi International, Inc. shall be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

"The name of the corporation is "True Drinks Holdings, Inc.""

The first sentence of Section 1 of Article III of the Articles of Incorporation shall be amended so that, as amended, such sentence shall be and read as follows:

"The aggregate number of shares of stock which the Corporation shall have the authority to issue is 4,000,000,000 shares of common stock, par value $.001 ("Common Stock")."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57%

4. Effective date of filing: (optional) 1/18/2013 @ 5:45 am pacific

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] Dan Kerker, Chief Financial Officer

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.